Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Kristin Brown
Redwood Trust, Inc.	Investor Relations
Thursday, January 28, 2016	(415) 384-3805

Redwood Trust, Inc. Announces Dividend Distribution Tax Information for 2015

MILL VALLEY, CA – Thursday, January 28, 2016 – Redwood Trust, Inc. (NYSE: RWT) today announced tax information regarding its dividend distributions for 2015.

Shareholders should check the tax statements they receive from their brokerage firms to confirm the Redwood dividend distribution information reported in those statements conforms to the information reported here.  Set forth in this press release are Redwood's expectations with respect to federal income tax.  Shareholders should consult their tax advisors to determine the amount of taxes that should be paid on Redwood's dividend distributions for federal, state, and other income tax purposes.

All of the common stock dividend distributions paid during 2015 are reportable on shareholders' 2015 federal income tax returns, including four $0.28 per share quarterly regular dividend distributions. Thus, for 2015, Redwood shareholders that held stock for this entire period should report a total of $1.12 per share of common stock dividend distributions for federal income tax purposes.

Under the federal income tax rules applicable to real estate investment trusts (“REITs”), Redwood's 2015 dividend distributions are expected to be characterized for income tax purposes as 100% ordinary income.  None of Redwood's 2015 dividend distributions are expected to be characterized for federal income tax purposes as a return of capital or long-term capital gain dividends.

As a REIT, the portion of Redwood's dividend distributions that are characterized as ordinary income under the applicable federal income tax rules are generally taxed at full ordinary income tax rates.

The table below provides more detailed information on the expected federal income tax characterization for each of Redwood's common stock dividend distributions that were paid for 2015.

Common Stock (CUSIP 758075 40 2)

Dividend Distribution Type	Declaration Dates	Record Dates	Payable Dates	Total Distribution Per Share	Ordinary Income	Return of Capital	Long- Term Capital Gains	# of Shares	Total $ Paid
Regular	2/23/2015	3/17/2015	3/31/2015	$0.2800	$0.2800	$0.0000	$0.0000	83,563,540	$23,397,791
Regular	5/19/2015	6/16/2015	6/30/2015	$0.2800	$0.2800	$0.0000	$0.0000	84,306,851	$23,605,918
Regular	8/5/2015	9/15/2015	9/30/2015	$0.2800	$0.2800	$0.0000	$0.0000	83,279,436	$23,318,242
Regular	11/5/2015	12/17/2015	12/29/2015	$0.2800	$0.2800	$0.0000	$0.0000	79,180,922	$22,170,658
			Total	$1.1200	$1.1200	$0.0000	$0.0000		$92,492,609

For shareholders that are corporations, Redwood's dividend distributions are not generally eligible for the corporate dividends-received deduction.

No portion of Redwood's 2015 dividend distributions are expected to consist of unrelated business taxable income (UBTI), which is subject to specialized tax reporting and other rules applicable for certain tax exempt investors.

For more information about Redwood Trust, Inc., please visit our website at: www.redwoodtrust.com.

Cautionary Statement:  This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "expect," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, (i) that the expectations described herein change when Redwood's 2015 federal income tax return is completed and filed in 2016 and (ii) the other risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2014, under the caption "Risk Factors." Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission (SEC), including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Statements regarding the following subjects, among others, are forward-looking by their nature: the expected characterization for federal income tax purposes of Redwood's 2015 dividend distributions.